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                                                                     EXHIBIT 1.1

                                10,000,000 Shares

                               CUMULUS MEDIA INC.

                              Class A Common Stock

                                ($0.01 Par Value)

                          EQUITY UNDERWRITING AGREEMENT

                                                                    May 16, 2002

Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Morgan Stanley & Co. Incorporated
Robertson Stephens, Inc.
SunTrust Capital Markets, Inc.
UBS Warburg LLC
Robert W. Baird & Co. Incorporated
Jefferies & Company, Inc.

As Representatives of the
   Several Underwriters

c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         Cumulus Media Inc., an Illinois corporation (the "Company"), and certain securityholders of the Company (the "Selling Shareholders") propose to sell to the several underwriters (collectively, the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (collectively, the "Representatives") an aggregate of 10,000,000 shares (the "Firm Shares") of the Company's Class A Common Stock, $0.01 par value (the "Class A Common Stock"), of which 9,169,448 shares will be sold by the Company and 830,552 shares will be sold by the Selling Shareholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers." The Company and one Selling Shareholder


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also propose to sell at the Underwriters' option an aggregate of up to 1,500,000 additional shares of the Company's Class A Common Stock (the "Option Shares") as set forth below. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Equity Underwriting Agreement (this "Agreement") on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in
Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Company represents and warrants to each of the Underwriters and each of the Selling Shareholders as follows:

                           (i)      A registration statement on Form S-3 (File
No. 333-94323) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with and declared effective by the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus included in the Registration Statement as supplemented by the prospectus supplement thereto to be dated May 16, 2002 filed by the Company with the Commission pursuant to Rule 424(b). Each preliminary prospectus supplement or amendment thereto relating to the Shares is herein referred to as a "Preliminary Prospectus." Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with


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the Commission after the date of filing of the Prospectus under Rules 424(b) or
430A, and prior to the termination of the offering of the Shares by the Underwriters.

                           (ii)     The Company has been duly incorporated and
is validly existing as a corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. Each of the subsidiaries of the Company listed on Schedule IV hereto (collectively, the "Subsidiaries") has been duly incorporated or formed and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with full power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company does not have any other subsidiary, direct or indirect, that is a "significant subsidiary" of the Company as defined in Rule 1-02(w) of Regulation S-X under the Act. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, other than liens arising under the Credit Agreement dated as of March 28, 2002 among the Company, the lenders party thereto, JP Morgan Chase Bank, as administrative agent, and JP Morgan Securities Inc. and Banc of America Securities LLC as joint arrangers and bookrunners (the "Credit Agreement"). The outstanding membership or equity interests of each Subsidiary that is a limited liability company or other entity have been duly authorized, validly issued and are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, other than liens arising under the Credit Agreement. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests, equity interests or other ownership interests in the Subsidiaries are outstanding.

                           (iii)    The outstanding shares of capital stock of
the Company (the "Capital Stock"), including all outstanding shares of Class A Common Stock, Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), Class C Common Stock, par value $0.01 per share (the "Class C Common Stock"), and Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009, stated value $1,000 per share (the "Preferred Stock"), have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive rights. The Class A Common Stock, Class B Common Stock and the Class C Common Stock are herein collectively called the "Common Stock." The portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. The portion of the Shares to be sold by the Selling Shareholders upon conversion of Class B Common Stock or exercise of warrants in accordance with the terms and conditions thereof have been duly authorized and when issued upon such conversion or exercise, as the case may be, will be validly issued, fully paid and non-assessable. No preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the


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filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration or sale of any shares of Capital Stock.

                           (iv)     The information set forth under the caption
"Capitalization" in the Prospectus as to actual issued and outstanding Capital Stock is true and correct and as to pro forma and pro forma as adjusted issued and outstanding Capital Stock is true and correct in all material respects. All of the Shares conform as to legal matters in all material respects to the description thereof contained in the Prospectus. The form of certificates for the Shares conforms in all material respects to the applicable requirements of the Illinois Business Corporation Act.

                           (v)      The Commission has not issued an order
preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                           (vi)     The consolidated financial statements of the
Company and the Subsidiaries, together with related notes and schedules included or incorporated by reference in the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included or incorporated by reference in the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with


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the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The statistical data included in the Prospectus is based on or derived from sources that the Company believes to be materially accurate and reliable.

                           (vii)    To the knowledge of the Company after
reasonable inquiry, each of KPMG LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP and Kraft Bros., Esstman, Patton & Harrell, PLLC, who have certified certain of the financial statements filed with the Commission and incorporated by reference in the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

                           (viii)   There is no action, suit, claim or
proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency (including the Commission) or otherwise which if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company and of the Subsidiaries taken as a whole or prevent or delay the consummation of the transactions contemplated hereby, except as set forth in the Prospectus.

                           (ix)     The Company and each Subsidiary has good and
marketable title to all of the properties and assets that are material to the business of the Company and the Subsidiaries and reflected as owned by it in the consolidated financial statements of the Company hereinabove described or described in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those arising under the Credit Agreement, reflected in such financial statements or described in the Prospectus or that do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries. The Company and the Subsidiaries occupy their leased properties under valid and binding leases, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (x)      The Company and the Subsidiaries have filed,
or obtained extensions to file, all material Federal, State, local and foreign income and franchise tax returns which have been required to be filed, which returns are accurate in all material respects and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. All material tax liabilities incurred by the Company or any Subsidiary but not yet due have been adequately provided for in the consolidated financial statements of the Company hereinabove described, and the Company does not know of any actual or proposed additional material tax assessments.


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                           (xi)     Since the respective dates as of which
information is given in the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are incorporated by reference in the Prospectus.

                           (xii)    Neither the Company nor any of the
Subsidiaries is, or with the giving of notice or lapse of time or both, would be, in violation of or in default under (i) its articles of incorporation, by-laws, limited liability company agreement or other organizational documents or (ii) any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it, or any of its assets, is bound and, solely with respect to this clause (ii), which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or, with the giving of notice or lapse of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company or the Subsidiaries, taken as a whole, or the Shares to be sold by the Company or the transactions contemplated by this Agreement, or (ii) of the articles of incorporation, by-laws, limited liability company agreement or other organizational documents of the Company or any Subsidiary or any law, order, rule, regulation, judgement, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

                           (xiii)   The execution and delivery of, and the
performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

                           (xiv)    Each approval, consent, order,
authorization, designation, declaration or filing by or with any regulatory body or administrative agency or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or


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such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect, except for such approvals, consents, orders, authorizations, designations, declarations or filings that the failure to obtain or make would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (xv)     The Company and each of the Subsidiaries
hold, or can acquire on reasonable terms, all material licenses, certificates and permits from any government, regulatory body or administrative agency or other governmental body which are necessary to the conduct of their businesses as described in the Prospectus. The Company and the Subsidiaries each own or possess, or can acquire on reasonable terms, the right to use all material patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights necessary to carry on their business (the "Intellectual Property"); neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. There are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Prospectus and are not described. The Company is not a party to or bound by any material options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the knowledge of the Company, any of its officers, directors or employees or otherwise in violation of the rights of any persons or entities, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company has not received any written or oral communications alleging that the Company or any of the Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any of the Subsidiaries, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (xvi)    Neither the Company, any of the Subsidiaries
nor to the Company's knowledge, any of their respective officers or directors (or any of the officers' or directors' respective affiliates), has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of


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the price of the shares of Class A Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

                           (xvii)   Neither the Company nor any Subsidiary is
or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder.

                           (xviii)  The Company and its Subsidiaries maintain a
system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xix)    The Company and its Subsidiaries carry, or
are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

                           (xx)     The Company and its Subsidiaries are in
compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (xxi)    The Company and the Subsidiaries validly
hold licenses issued by the Federal Communications Commission ("FCC") for each of the radio stations owned or operated by the Company and the Subsidiaries (the "Owned Station Licenses"). With respect to each station to which programming or sales marketing services are provided by the Company or the Subsidiaries, but which are not owned by the Company and the Subsidiaries, to the Company's knowledge, the parties (each, a "Third Party Licensee") with which the Company and the


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Subsidiaries have entered into such programming or marketing arrangements validly hold the licenses issued by the FCC (the "Programmed Station Licenses") for such stations. Except as set forth in the Prospectus, and except for matters which would not reasonably be expected to result in a material adverse change in the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole, there is not pending or threatened against the Company or the Subsidiaries, any application, action, petition, objection or other pleading, or any proceeding (each, an "Action") before any governmental or judicial authority, including, without limitation, the FCC, which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, or which seeks an involuntary adverse modification of, any of the Owned Station Licenses or the Programmed Station Licenses. To the Company's knowledge, and except for matters which would not reasonably be expected to result in a material adverse change in the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole, there is not pending or threatened against any Third Party Licensee any Action before any governmental or judicial authority, including, without limitation, the FCC, which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, or which seeks an involuntary adverse modification of any of the Programmed Station Licenses. Except as set forth in the Prospectus, and except for matters which would not reasonably be expected to result in a material adverse change in the earnings, business, management, properties, assets, rights, operations, financial conditions or prospects of the Company and the Subsidiaries taken as a whole, there is not pending or threatened against the Company or the Subsidiaries or, to the Company's knowledge, any Third Party Licensee, any Action before any governmental or judicial authority, including without limitation the FCC, which could cause the Company or the Subsidiaries to be ineligible to hold any of the Owned Station Licenses or provide programming or sales marketing services to any Third Party Licensee. Except as set forth in the Prospectus, the Company and the Subsidiaries and, to the Company's knowledge, the Third Party Licensees, have submitted to the FCC all material documents, applications, fees and other payments and reports required pursuant to the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and are in material compliance therewith with respect to the ownership and operation of the Owned Station Licenses and the Programmed Station Licenses, as the case may be, and the provision of programming or sales marketing services by the Company and the Subsidiaries to the Third Party Licensees. The Company and Subsidiaries, and, to the Company's knowledge, the Third Party Licensees, possess adequate certificates, authorizations, consents, orders, approvals, licenses or permits which are in full force and effect issued by appropriate governmental agencies or bodies other than the FCC necessary to the ownership of their respective properties and the conduct of the businesses now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, consent, order, approval, license or permit.

                           (xxii)   Except as set forth in the Prospectus,
neither the Company nor any of its Subsidiaries is a party to any existing or proposed contract, agreement, understanding or other arrangement that is required to be disclosed in the Prospectus or that, based on facts existing as

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of the date hereof, would be required to be disclosed in a filing under the
Exchange Act or the rules and regulations thereunder with (a) any current or former officer, director, employee or holder of more than 5% of any class of the Company's Capital Stock; (b) any parent, spouse, child, brother, sister or other family relation of any such officer, director, employee or holder of more than 5% of any class of the Company's Capital Stock; (c) any corporation, partnership or other entity of which any such officer, director, employee or stockholder or any such family relation is an officer, director, employee, partner or greater than 5% owner (based on percentage ownership of voting interest); or (d) any trust with respect to which any such entity is a trustee or beneficiary.

                  (b) Each of the Selling Shareholders severally represents and warrants to each of the Underwriters and the Company as follows:

                           (i)      Such Selling Shareholder now has and at the
Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have valid and marketable title to the Firm Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, such Selling Shareholder will deliver valid title thereto, free and clear of any liens, encumbrances, equities and claims.

                           (ii)     Such Selling Shareholder has full right,
power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custodian Agreement referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, government regulatory body or administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, with such exceptions as would not reasonably be expected to have a material adverse effect on the Shares to be sold by such Selling Shareholder or the transactions contemplated by this Agreement.

                           (iii)    Such Selling Shareholder, to its knowledge,
has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock in violation of the Exchange Act and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

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                           (iv)     The information pertaining to such Selling
Shareholder under the caption "Selling Shareholders" in the Prospectus (other than any numbers expressed as percentages) does not as of the date of the Prospectus contain an untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $18.886 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

                  (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholders have been placed in custody with U.S. Bank, N.A. as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Shareholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically and severally agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for such Selling Shareholder under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person or entity including the Company, the Custodian or the Underwriters) or by operation of law (including the dissolution of such Selling Shareholder that is an entity) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

                  (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds via wire transfer to an account designated by the Company for the Shares to be sold by it and to an account designated by the Custodian for the Shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you, the

Company and the Selling Shareholders shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

                  (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder listed on Schedule III hereto hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company and the Selling Shareholder is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Attorney-in-Fact and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and the Selling Shareholder listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule III hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds via wire transfer to an account designated by the Company for the Option Shares to be sold by it and to an account designated by the Selling Shareholders for the Option Shares to be sold by the Selling Shareholders, against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

         3.       OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The

Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4.       COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

                  (a) The Company covenants and agrees with the several Underwriters that:

                           (i)      The Company will (A) use its best efforts to
cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing promptly after having been furnished a copy, or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                           (ii)     The Company will advise the Representatives
and the Selling Shareholders promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission relating to the Prospectus, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose and (E) of any other notice or communication, written or oral, to or from the Commission between the date of the Agreement and 30 days after the date of this Agreement. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                           (iii)    The Company will cooperate with the
Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                           (iv)     The Company will deliver to, or upon the
order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments and supplements thereto, as the Representatives may reasonably request.

                           (v)      The Company will comply with the Act and the
Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, rule or regulation the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law, rule or regulation.

                           (vi)     The Company will make generally available to
its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                           (vii)    No offering, sale, short sale or other
disposition of any shares of Class A Common Stock or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock or derivative of Class A Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company or any of the Subsidiaries otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc. ("DBSI"), except (A) issuances of Capital Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case, outstanding or acquisitions pending on the date of this Agreement, (B) grants of employee stock options pursuant to the terms of a plan in effect on this date of this Agreement, issuance of capital stock pursuant to the exercise of such options or issuances of capital stock pursuant to employee stock purchase plans, incentive, benefit and dividend reinvestment plans in effect on the date of this Agreement and (C) offers of shares of Capital Stock in connection with acquisitions.

                           (viii)   The Company will use its best efforts to
list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                           (ix)     The Company has caused each officer and
director and specific shareholders of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Class A Common Stock of the Company or any other securities convertible, exchangeable or exercisable for shares of Class A Common Stock or derivative of shares of Class A Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of DBSI (collectively, the "Lockup Agreements"). The Company will not waive any agreement by any person or entity not to offer, sell, sell short or otherwise dispose of any shares of Class A Common Stock or any other securities convertible, exchangeable or exercisable for shares of Class A Common Stock or derivative of shares of Class A Common Stock owned by such person or entity, in each case without the prior written consent of DBSI.

                           (x)      The Company shall apply the net proceeds of
its sale of the Shares as set forth in the Prospectus.

                           (xi)     The Company shall not invest, or otherwise
use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                           (xii)    The Company will maintain a transfer agent
and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Common Stock.

                           (xiii)   The Company will not, and will not authorize
any of its Subsidiaries or any of its or their respective officers or directors (or any of the directors' or officers' respective affiliates) to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (b) Each of the Selling Shareholders severally covenants and agrees with the several Underwriters that:

                           (i)      Other than as contemplated by this
Agreement, no offering, sale, short sale or other disposition of any shares of Class A Common Stock or other securities convertible, exchangeable or exercisable for Class A Common Stock or derivative of Class A Common Stock owned by such Selling Shareholder or request the registration for the offer or sale of any of the foregoing (or as to which such Selling Shareholder has the right to direct the disposition of) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or with the prior written consent of DBSI. Notwithstanding the foregoing, such Selling Shareholder may, without the consent of DBSI, convert any shares of Capital Stock that it owns into shares of Class A Common Stock or transfer any shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for Class A Common Stock; provided, however, that prior to any such transfer, each transferee shall execute an agreement, satisfactory to DBSI pursuant to which each transferee shall agree to receive and hold such shares of Class A Common Stock, or securities convertible into or exchangeable or exercisable for Class A Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.

                           (ii)     In order to document the Underwriters'
compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                           (iii)    Such Selling Shareholder will not take,
directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of the Exchange Act.

         5.       COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and counsel for the Selling Shareholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the

Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Sellers shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because any of the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to
Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of (i) Jones, Day, Reavis & Pogue, counsel for the Company, (ii) Paul, Hastings, Janofsky & Walker LLP, special FCC counsel for the Company, (iii) Kolesar & Leatham, Chtd., special Nevada counsel for the Company, (iv) Quarles & Brady LLP, and (v) Moore & Van Allen PLLC, counsel for one of the Selling Shareholders, each dated the

Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Exhibits A-1, A-2, A-3, A-4 and A-5 hereto, respectively.

                  (c) The Representatives shall have received from Piper Rudnick LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (v), (xi) of Exhibit A-1 and subparagraph (i) of Exhibits A-4 and A-5, and that the Company is a duly organized and validly existing corporation under the laws of the State of Illinois. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Piper Rudnick LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (d) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter addressed to the Company and you, dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of each of KPMG LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP and Kraft Bros., Esstman, Patton & Harrell, PLLC, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and incorporated by reference in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Prospectus.

                  (e) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents, to the best of his knowledge after reasonable investigation, as follows:

                           (i)      The Registration Statement has become
effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

                           (ii)     The representations and warranties of the
Company contained in Section 1 hereof are true and correct in all material respects (true and correct in all respects as to any representation or warranty that is itself qualified as to materiality) and any as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii)    All filings required to have been made
pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

                           (iv)     He or she has carefully examined the
Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v)      Since the respective dates as of which
information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and no material adverse change in the status of the legal proceedings or material developments with respect to any investigations described in the Prospectus.

                  (f) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (g) The Lockup Agreements described in Section 4(a)(ix) are in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Piper Rudnick LLP, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7.       CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

                  The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (a)      The Company agrees:

                           (1)      to indemnify and hold harmless each
                  Underwriter and Selling Shareholder and each person or entity, if any, who controls any Underwriter or Selling Shareholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each director, trustee and officer of each Selling Shareholder against any losses, claims, damages or liabilities to which such Underwriter or Selling Shareholder or any such controlling person or entity or director, trustee or officer may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, not misleading in light of the circumstances under which they were made); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

                           (2) to reimburse each Underwriter and Selling Shareholder and each such controlling person or entity and such director, trustee or officer of each Selling Shareholder upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or Selling Shareholder or such controlling person or entity, director, trustee or officer in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or Selling Shareholder or such controlling person or entity, director, trustee or officer is a party to any action or proceeding. In the event that it is finally judicially determined that such persons were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such person will promptly return all sums that had been advanced pursuant hereto.

                           (3) The foregoing indemnity agreement, with respect to a preliminary Prospectus or preliminary Prospectus supplement, shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if a sufficient number of copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

                           (4) This indemnity obligation will be in addition to any liability which the Company may otherwise have.

                  (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify the Company, the Underwriters and each person or entity, if any, who controls the Company or any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Underwriter or controlling person or entity may become subject under the Act or otherwise to the same extent as, and subject to the same limitations as, the indemnity provided by the Company pursuant to Section 8(a) above; provided, however, that such Selling Shareholder shall be liable in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission upon which indemnification is based was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto based on information pertaining to such Selling Shareholder that was furnished to the Company in writing by such Selling Shareholder expressly for use therein. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(a) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which such Selling Shareholder may otherwise have.

                  (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person or entity, if any, who controls the Company or the Selling Shareholders, or any director, trustee or officer of the Selling Shareholder within the meaning of the

Act, against any losses, claims, damages or liabilities to which the Company or any such director, trustee, officer, Selling Shareholder, controlling person or entity may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto,
(ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, not misleading in light of the circumstances under which they were made) or (iii) the failure of an Underwriter to deliver a Prospectus, if a sufficient number of copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to the person asserting the claim, if required by law so to have been delivered, at or prior to the confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and will reimburse upon demand any legal or other expenses reasonably incurred by the Company, Selling Shareholder, or any such director, officer, controlling person or entity in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity obligation will be in addition to any liability that such Underwriter may otherwise have.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person or entity in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person or entity against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties, unless it would be inappropriate for such indemnified parties to have the same counsel due to actual or potential differing interests between or among them, in which case each indemnified party may have separate counsel and the indemnifying party shall be liable for the fees and expenses of each separate counsel. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and, in the case of parties indemnified pursuant to Section 8(c), by the Company in the case of a separate firm for the Company, and by the Selling Shareholders in the case of a separate firm for the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of an indemnified party.

                  (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. A successor to any Underwriter, or any person or entity controlling any Underwriter, or to the Company, its directors or officers, or any person or entity controlling the Company, or to any Selling Shareholder, its directors, trustees or officers or any persons controlling any Selling

Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters or any others, in each case reasonably acceptable to the Company, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Sections 5 or 8 hereof; provided that if such default occurs with respect to the Option Shares after the Closing Date, this Agreement will not terminate as to the Shares purchased prior to such termination. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (a) if to the Underwriters, to Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202; Attention:
Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: General Counsel; (b) if to the Company, to Cumulus Media

Inc., 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta Georgia 30305,
Attention: General Counsel; or (c) the Selling Shareholders, to State of Wisconsin Investment Board, 121 East Wilson Street, Madison, Wisconsin 53702, Attention Jon Vanderploeg, with a copy to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Charles M. Weber, and to ING Capital LLC, 1325 Avenue of the Americas, 8th Floor, New York, NY 10019, Attention William C. James.

         11.      TERMINATION.

                  This Agreement may be terminated by you by notice to the Company and the Selling Shareholders (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company,
(v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's Class A Common Stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; provided that clauses (ii), (iii), (v), (vii) and
(viii) shall be limited to matters arising after the date of this Agreement; or

                  (b)      as provided in Sections 6 and 9 of this Agreement.

         12.      SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13.      INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, ninth, and tenth through fifteenth paragraphs under the caption "Underwriting" in the Prospectus.

         14.      MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, by the Company, its directors or officers or any persons controlling the Company or by any Selling Shareholder or any persons controlling or any director, trustee or officer of any Selling Shareholder, (b) delivery of and payment for the Shares under this Agreement, and (c) any termination of this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                       Very truly yours,

                                       CUMULUS MEDIA INC.



                                       By: /s/ Lewis W. Dickey, Jr.
                                         --------------------------------------
                                         President and Chief Executive Officer

                                       State of Wisconsin Investment Board



                                       By: /s/ Martin R. Gausvik
                                         --------------------------------------
                                         Attorney-in-Fact

                                       ING Capital LLC



                                       By: /s/ Martin R. Gausvik
                                         --------------------------------------
                                         Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
BEAR, STEARNS & CO. INC.
CIBC WORLD MARKETS CORP.
MORGAN STANLEY & CO. INCORPORATED
ROBERTSON STEPHENS, INC.
SUNTRUST CAPITAL MARKETS, INC.
UBS WARBURG LLC
ROBERT W. BAIRD & CO. INCORPORATED
JEFFERIES & Company, Inc.

As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.



By:/s/ Charles J. Carey
   ----------------------------------
   Authorized Officer

   Charles J. Carey
   Managing Director

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                                            Number of Firm Shares
Underwriter                                                                    to be Purchased
-----------                                                                 ---------------------
Deutsche Bank Securities Inc.                                                      3,500,000
Bear, Stearns & Co. Inc.                                                           1,500,000
CIBC World Markets Corp.                                                             800,000
Morgan Stanley & Co. Incorporated                                                    700,000
Robertson Stephens, Inc.                                                             800,000
SunTrust Capital Markets, Inc.                                                       800,000
UBS Warburg LLC                                                                      700,000
Robert W. Baird & Co. Incorporated                                                   600,000
Jefferies & Company, Inc.                                                            600,000
                                                                                  ----------
                      Total                                                       10,000,000
                                                                                  ==========

                                   SCHEDULE II

                        SCHEDULE OF SELLING SHAREHOLDERS

                                                                         Number of Firm Shares
       Selling Shareholder                                                      to be Sold
       -------------------                                               ---------------------
State of Wisconsin Investment Board                                           800,000
ING Capital LLC                                                                30,552
                                                                             --------
                               Total                                          830,552

                                  SCHEDULE III

                            SCHEDULE OF OPTION SHARES

                                                         Maximum Number                   Percentage of
                                                        of Option Shares                 Total Number of
         Name of Seller                                    to be Sold                     Option Shares
         --------------                                 ----------------                 ---------------
Cumulus Media Inc.                                          1,380,000                           92%
State of Wisconsin Investment Board                           120,000                            8%
                                                           ----------                         ----
                  Total                                     1,500,000                          100%

                                   SCHEDULE IV

                            SCHEDULE OF SUBSIDIARIES

Name of Subsidiary                                                               Jurisdiction of Incorporation
------------------                                                               -----------------------------
Cumulus Broadcasting Inc................................................                      Nevada
Cumulus Licensing Corp..................................................                      Nevada
Cumulus Wireless Services Inc...........................................                      Nevada
Southern Outdoor Graphics, Inc..........................................                     Arkansas
Express Signs Inc.......................................................                     Arkansas
Toledo Radio, Inc.......................................................                       Ohio
Cumulus Internet Services Inc...........................................                      Nevada
Cumulus Telecommunications Inc..........................................                      Nevada
Broadcast Software International Inc....................................                      Nevada
Caribbean Communications Company Ltd....................................                    Montserrat
Gem Radio Five, Ltd.....................................................                     Trinidad
Aurora of Bridgeport, LLC...............................................                     Delaware
Aurora of Westchester, LLC..............................................                     Delaware
Aurora of Danbury, LLC..................................................                     Delaware
Aurora of Poughkeepsie, LLC.............................................                     Delaware
Phoenix of Hendersonville, Inc..........................................                    Tennessee